                                LINE OF CREDIT,
                         SECURITY AND PLEDGE AGREEMENT


         THIS LINE OF CREDIT, SECURITY AND PLEDGE AGREEMENT, dated as of the 1st day of January, 1997, is made by and between ALLIED CAPITAL CREDIT CORPORATION, a Maryland corporation (the "Borrower"), and RIGGS BANK N.A., a national banking association (the "Bank").

         The Bank has agreed to extend credit to the Borrower and the Borrower has agreed to obtain credit from the Bank on the terms and conditions set forth in this Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Bank and the Borrower agree as follows:


                                   ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings assigned to them below, which meanings shall be equally applicable to the singular and plural forms of the terms defined.

         "Adjusted EBITDA" means, for any period with respect to any Person, Net Income plus Total Interest Expense, taxes, depreciation and amortization determined in accordance with GAAP.

         "Affiliate" means with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract or otherwise.

         "Agreement" means this Line of Credit, Security and Pledge Agreement, as the same may be amended, modified or supplemented from time to time.

         "Allied" means Allied Capital Lending Corporation, a Maryland corporation.

         "Borrowing Base Application and Compliance Certificate" means a certificate in the form of Exhibit "A" hereto, with appropriate insertions, to be executed and delivered by the Borrower from time to time pursuant to Sections 3.02 (c) (iii) and 6.09 (c) hereof.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the District of Columbia.

         "Collateral" means any Third-Party Loan for which the original Third-Party Note evidencing such loan has been delivered to the Bank, all accounts, chattel paper, documents, general intangibles and instruments relating to such loan, and all proceeds of the foregoing.
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         "Default" means any event which with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         "Eligible Third-Party Loan" means a Third-Party Loan (i) for which the original Third-Party Note is in the possession of the Bank, (ii) which, if not a construction loan, is fully funded, (iii) which is not more than 60 days past due, (iv) for which, if a Second Mortgage 504 Loan, there is in effect an S.B.A. Authorization and Debenture Guaranty, and (iv) which is acceptable to the Bank in its sole discretion.

         "Event of Default" means any of the events specified as an "Event of Default" under this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Guaranty" means the guaranty agreement from Allied unconditionally guaranteeing to the Bank the full repayment of the Loans and all other obligations of the Borrower hereunder, as the same may be amended, modified or supplemented from time to time.

         "Indebtedness" means (i) indebtedness or liability for borrowed money;
(ii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) obligations as lessee under capital leases; (v) current liabilities in respect of unfunded vested benefits under Plans covered by the Employee Retirement Income Security Act of 1974 as amended, and regulations promulgated thereunder; (vi) obligations under letters of credit; (vii) obligations under acceptance facilities; (viii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (ix) obligations secured by any Lien, whether or not the obligations have been assumed.

         "Investments" means all debt or equity securities or share, participation, or other interest in any Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).


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
         "Loan Documents" means this Agreement, the Note, the Guaranty and any other document now or hereafter executed or delivered in connection with the Obligations in evidence thereof or as security therefor, including, without limitation, any life insurance assignment, pledge agreement, security agreement, deed of trust, mortgage, promissory note or subordination agreement.

         "Loan" or "Loans" means individually, any loan, and collectively, all of the loans to be made to the Borrower by the Bank pursuant to this Agreement.

         "Maximum Amount" means the lesser of (i) fifteen million and no/100 dollars ($15,000,000.00), or (ii) the sum of ninety percent (90%) of the principal amount of Second Mortgage 504 Loans, plus eighty percent (80%) of the principal amount of First Mortgage 504 Loans and Companion Loans; provided, however, that during the time that any such loan is a construction loan, the foregoing percentage(s) shall be reduced to fifty percent (50%) and the aggregate principal amount at any time outstanding with respect to such construction loans shall not exceed Seven Million Five Hundred Thousand and no/100 dollars ($7,500,000.00). The Maximum Amount may be reduced by the Borrower pursuant to Section 2.01 (d) hereof.

         "Net Income" means income after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP, including realized gains and losses, and shall exclude all unrealized gains or losses on Investments.

         "Note" means a promissory note, in form and substance satisfactory to the Bank, in the original principal amount of $15,000,000.00, and evidencing the obligation of the Borrower to pay the principal amount of the Loans, together with interest on the Loans, as the same may be amended, modified or supplemented from time to time. The term "Note" also shall include any promissory note executed and delivered by the Borrower in connection with an extension of the Termination Date, an increase in the Maximum Amount or any other amendment to this Agreement.

         "Obligations" means the Loans, the Note, all Indebtedness and obligations of the Borrower under this Agreement and the other Loan Documents, as well as all other Indebtedness of the Borrower to the Bank, now existing or hereafter arising, of every kind and description, whether or not evidenced by notes or other instruments, and whether such Indebtedness is direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, related or unrelated to the Loans, similar or dissimilar to the Indebtedness arising out of this Agreement, of the same or a different class of Indebtedness as the Indebtedness arising out of this Agreement, including, without limitation, any overdrafts in any deposit account maintained by the Borrower with the Bank, all obligations of the Borrower with respect to letters of credit issued by the Bank for the account of the Borrower, any Indebtedness of the Borrower that is assigned to the Bank and any Indebtedness of the Borrower to any assignee of this Agreement.





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
         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Pro Forma Debt Service" means, for any period with respect to any Person, estimated Total Interest Expense plus scheduled principal payments for the next four calendar quarters.

         "S.B.A." means the Small Business Administration.

         "S.B.A. Authorization and Debenture Guaranty" means an effective, in force, authorization and debenture guaranty issued by the S.B.A. to a certified development company and relating to a Second Mortgage 504 Loan.

         "Shareholders' Equity" means, at any date with respect to any Person, shareholder's equity as computed in accordance with GAAP and reported in the financial statements of such Person delivered to the Bank.

         "Subsidiary" means an entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by any Person.

         "Termination Date" means May 31, 1998, and any extension or extensions thereof granted by the Bank in its sole discretion.

         "Third-Party Loan" means a loan made by the Borrower, evidenced by a Third-Party Note, guaranteed by an S.B.A. Authorization and Debenture Guaranty, if applicable, and constituting (i) an unguaranteed first mortgage loan under the S.B.A.'s section 504 program ("First Mortgage 504 Loan"), or
(ii) a fully-guaranteed second mortgage loan under the S.B.A.'s section 504 program, ("Second Mortgage 504 Loan"), or (ii) an unguaranteed first mortgage loan made as a companion loan senior to a second mortgage loan under the S.B.A.'s section 7(a) program ("Companion Loan").

         "Third-Party Note" means a note, bond or other evidence of a Third-Party Loan.

         "Total Interest Expense" means, for any period with respect to any Person, the aggregate amount of interest incurred during such period on all Indebtedness of such Person outstanding during all or any part of such period, including any fees incurred in connection with such Indebtedness.

         "Total Liabilities" means, with respect to any Person, the aggregate amount of all liabilities of such Person (including tax and other proper accruals), computed in accordance with GAAP.





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
         "UCC" means the Uniform Commercial Code as adopted in the District of Columbia, and all amendments thereto.

         SECTION 1.02. ACCOUNTING TERMS. All accounting terms used herein which are not otherwise expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided herein, all financial computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a "Consolidated" balance sheet or other financial statement or financial computation with respect to Allied, such terms shall mean a balance sheet or other financial statement or financial computation of Allied and its Subsidiaries on a consolidated basis.


                                   ARTICLE 2
                                     LOANS

         SECTION 2.01. AMOUNT AND BORROWING PROCEDURE.

         (a) Subject to the terms and conditions of this Agreement, the Borrower may, from time to time, until the Termination Date, request Loans from the Bank as provided herein (and the Bank may, in its sole discretion, and with no obligation so to do, agree to make any such Loan) in an aggregate principal amount not to exceed at any one time outstanding the Maximum Amount. Up to the Maximum Amount, the Borrower may borrow, repay without penalty and re-borrow hereunder from the date of this Agreement until the Termination Date.

         (b) The obligation of the Borrower to repay the Loans, together with interest thereon as provided in the Note, shall be evidenced by the Note and guaranteed by the Guaranty. The unpaid principal balance of the Note shall be payable on the Termination Date together with all interest accrued and unpaid.

         (c) Each Loan shall be repaid in full within one hundred fifty (150) days after it is advanced or, if the related Eligible Third-Party Loan is a construction loan, within one hundred fifty (150) days following the expiration of the construction period, which construction period shall not exceed two hundred seventy (270) days.

         (d) The Borrower may terminate or reduce the credit facility provided for in Section 2.01(a) of this Agreement in whole or in part by giving at least 15 Business Days' prior written notice of such termination or reduction to the Bank. The termination or reduction of the credit facility provided for in
Section 2.01(a) of this Agreement shall not affect the rights of the Bank with respect to any Obligations arising prior or subsequent to such termination or reduction and the provisions of this Agreement shall remain in full force and effect until the Obligations have been fully and completely paid and discharged.





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
         (e) The Borrower and the Bank from time to time may agree to extend the Termination Date or increase the amount of credit to be provided under this Agreement, or both. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect, and the Borrower shall execute and deliver any amendments or modifications to the Loan Documents as the Bank may require in connection with any such extension or increase. Nothing in this Section 2.01(e) shall obligate the Bank to grant such extensions or to increase the amount of credit provided under this Agreement.

         SECTION 2.02. FACILITY FEE. The Borrower agrees to pay to the Bank in consideration of the Loans, on the first Business Day of January, April, July and October of each year, commencing with the date hereof, a facility fee of two-tenths of one percent (0.20%) per annum of the sum of the aggregate principal amount of the committed credit facility provided for in Section 2.01(a) of this Agreement.

         SECTION 2.03. PAYMENTS AND COMPUTATIONS. All payments due under this Agreement (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Note or the Loans shall be made in lawful money of the United States of America, in immediately available funds, to the Bank at its office at 808 17th Street, N.W., Washington, D.C. 20006, or at such other place as the Bank may designate, and shall be applied first to accrued fees, next to accrued late charges, next to accrued interest and then to principal. If any payment of principal, interest or fees is due on a day which is not Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect to the extension. If any payment of principal, interest or fees is not made within ten days of its due date, the Borrower agrees to pay to the Bank a late charge equal to 5% of the amount of the payment. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, interest shall accrue on the Loans at a per annum rate as provided in the Note for such event. The Bank may, but shall not be obligated to, debit the amount of any payment due under this Agreement to any deposit account of the Borrower maintained with the Bank.

         SECTION 2.04. LOAN ADVANCE PROCEDURES. The Borrower may at any time or from time to time request a Loan provided that after such amount is loaned the aggregate amount of all Loans shall not exceed the Maximum Amount. Such request shall state the date in which the Loan is to be made which shall be not less than one (1) Business Day after the receipt of such request by Bank and shall satisfy the requirements of Section 3.02 (c) hereof. Such request may be made orally, but must be confirmed in writing prior to the closing of such Loan.

         SECTION 2.05. USE OF PROCEEDS. The proceeds of the Loans hereunder shall be used by the Borrower for funding an Eligible Third-Party Loan made by Borrower essentially contemporaneously with such Loan, and for general corporate purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.





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
                                   ARTICLE 3
                              CONDITIONS PRECEDENT

The making of the Loans shall be subject to the following conditions:

         SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of the Bank to make the initial Loan to the Borrower is subject to the condition precedent that the Bank shall have received on or before the day of such Loan each of the following, in form and substance satisfactory to the Bank and its counsel:

         (a)     NOTE.  The Note duly executed by the Borrower;

         (b)     GUARANTY.  The Guaranty duly executed by Allied;

         (c) EVIDENCE OF ALL CORPORATE ACTION BY THE BORROWER. Certified copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

         (d) INCUMBENCY AND SIGNATURE CERTIFICATE OF THE BORROWER. A certificate (dated as of the date of this Agreement) of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement; and

         (e) OPINION OF COUNSEL FOR THE BORROWER. A favorable opinion of counsel for the Borrower as to such matters as the Bank may reasonably request.

         SECTION 3.02. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Bank to make each Loan (including the initial Loan) shall be subject to the further conditions precedent that on the date of such Loan:

         (a) STATEMENTS TRUE. The following statements shall be true and the Borrower's request for a Loan shall be deemed a statement by such Borrower dated the date of such Loan, that:

                 (i)      The representations and warranties contained in
                          Article 4 of this Agreement are correct on and as of the date of such Loan as though made on and as of such date; and

                 (ii) No Default or Event of Default has occurred and is continuing, or would result from such Loan; and

         (b) OTHER DOCUMENTS. The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request.

         (c) REQUEST FOR LOAN. Bank shall have received a request for a Loan in form acceptable to Bank and such other documents as the Banks may reasonably request to include but not be limited to:

                 (i) A description of the Third-Party Loan to be funded with the proceeds of such Loan or a description of corporate use of proceeds;

                 (ii) (A) The original of each Third-Party Note which is being pledged at the time the Loan is made, (B) a certified copy of the S.B.A. Authorization and Debenture Guaranty related to each such Third-Party Note, if applicable, (C) such other documents or instruments relating to such Eligible Third-Party Loan as the Bank may reasonably request (provided, however, that the failure of the Bank to request any document or instrument at the time of or prior to the delivery of a Note to it shall not limit its right to request such document or instrument at a later time); and

                 (iii) A current Borrowing Base Application and Compliance Certificate acceptable to the Bank and demonstrating that the Loan, when advanced, will not cause the outstanding amount of all Loans to exceed the Maximum Amount.


                                   ARTICLE 4
        COVENANTS, REPRESENTATIONS AND OTHER TERMS REGARDING COLLATERAL

         SECTION 4.01. SECURITY INTEREST, PLEDGE. The Borrower grants to the Bank, its successors and assigns, a security interest in the Collateral, all additions and accessions thereto and replacements thereof, all proceeds and products thereof, all books of account and records relating to the Collateral, including all computer software relating thereto, pledges to the Bank each Eligible Third-Party Loan and the Third-Party Note and all other instruments related thereto, and assigns to the Bank any rights it may have to collateral therefor or under any guarantee or commitment related thereto, all of which shall secure the Obligations.

         SECTION 4.02. DEFENSE OF COLLATERAL. The Borrower, at its expense, will defend the Collateral against any claims or demands adverse to the Bank's security interest and will promptly pay, when due, all taxes or assessments levied against the Borrower on the Collateral.

         SECTION 4.03. INFORMATION REGARDING COLLATERAL. The Borrower shall provide the Bank such information as the Bank may from time to time reasonably request with respect to the Collateral, including, without limitation, statements describing, designating, identifying and evaluating all Collateral.

         SECTION 4.04. PERFECTION OF SECURITY INTEREST. The Borrower shall perform any and all steps in all relevant or appropriate jurisdictions as may be necessary or reasonably requested by the Bank to perfect, maintain and protect the Bank's security interest in the Collateral or which the Bank otherwise determines to be prudent or advisable. The Borrower shall pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         SECTION 4.05. LIMITATIONS ON OBLIGATIONS. It is expressly agreed by the Borrower that, notwithstanding any other provision of this Agreement, the Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by the Borrower in accordance with and pursuant to the terms and provisions of each Eligible Third-Party Loan, and S.B.A. Authorization and Debenture Guaranty. The Bank shall not have any obligation or liability under any Eligible Third-Party Loan, and S.B.A. Authorization and Debenture Guaranty or any other document, instrument or agreement related to any Eligible Third-Party Loan by reason of or arising out of this Agreement or the assignment of such Eligible Third-Party Loan to the Bank or the receipt by the Bank of any payment relating to such Eligible Third-Party Loan pursuant to this Agreement, nor shall the Bank be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any Eligible Third-Party Loan, and S.B.A. Authorization and Debenture Guaranty or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Eligible Third-Party Loan, and S.B.A. Authorization and Debenture Guaranty or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         SECTION 4.06. INDEMNIFICATION. In any suit, proceeding or action brought by or against the Bank relating to the Collateral, the Borrower will save, indemnify and keep the Bank harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Bank. The foregoing obligation of the Borrower to indemnify the Bank shall not extend to any suit, proceeding or action arising out of the Bank's gross negligence or willful misconduct.


                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

         SECTION 5.01. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. The Borrower has no Subsidiaries. The Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has the corporate power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and (c) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except in such instances which would not, in any one case or in the aggregate, materially and adversely affect the financial condition, operations, properties or business of the Borrower. Allied is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         SECTION 5.02. CORPORATE POWER AND AUTHORITY. The execution, delivery and performance by the Borrower of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of, or filing or registration with, any governmental agency or authority or the stockholders of such corporation; (b) contravene such corporation's charter or bylaws; (c) result in a breach of or constitute a default under any agreement or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (d) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by such corporation; or (e) cause such corporation to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such corporation.

         SECTION 5.03. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrower or Allied, as the case may be, enforceable against the Borrower or Allied, as the case may be, in accordance with their respective terms.

         SECTION 5.04. FINANCIAL STATEMENTS. The most recent financial statements of the Borrower which have been furnished to the Bank in connection with this Agreement are complete and correct and fairly present the financial condition of the Borrower as at the dates of such statements. Since the dates of such statements, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower.

         SECTION 5.05. LITIGATION. There is no pending or threatened action or proceeding against or affecting the Borrower, before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower.

         SECTION 5.06. OTHER AGREEMENTS. The Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction, which has a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower, or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. The Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party, except in such instances which would not, in any one case or in the aggregate, materially and adversely affect the financial condition, operations, properties or business of the Borrower.





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
         SECTION 5.07. NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. The Borrower has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         SECTION 5.08. OWNERSHIP AND LIENS. The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 5.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower and none of its leasehold interests is subject to any Lien, except such as may be permitted pursuant to
Section 7.01 of this Agreement.

         SECTION 5.09. OPERATION OF BUSINESS. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and is not in violation of any valid rights of others with respect to any of the foregoing, except in such instances which would not, in any one case or in the aggregate, materially and adversely affect the financial condition, operations, properties or business of the Borrower.

         SECTION 5.10. TAXES. The Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

         SECTION 5.11. ENVIRONMENT. The Borrower has not received notice of, nor knows of, or suspects facts which might constitute, any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities.


                                   ARTICLE 6
                             AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that:

         SECTION 6.01. MAINTENANCE OF EXISTENCE. The Borrower will preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except if the failure to so qualify would have, in any one case or in the aggregate, a material and adverse effect on the financial condition, operations, properties or business of the Borrower.

         SECTION 6.02. COMPLIANCE WITH RELATED AGREEMENTS. The Borrower shall comply with the terms of each S.B.A. Authorization and Debenture Guaranty which relates to an Eligible Third-Party Loan.

         SECTION 6.03. RIGHT OF INSPECTION. At any reasonable time and from time to time, the Borrower will permit the Bank or any agent or representative of the Bank to audit and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its officers and directors and the Borrower's independent accountants.

         SECTION 6.04. MAINTENANCE OF RECORDS. The Borrower will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower. The principal records and books of account, including these concerning the Collateral, shall be kept at the chief executive office of the Borrower's investment advisor at 1666 K Street, N.W., 9th Floor, Washington, D.C. 20006. The Borrower will not move such records and books of account or change such chief executive office or the name under which it does business without (a) giving the Bank at least 30 days' prior written notice, and (b) executing and delivering financing statements satisfactory to the Bank prior to such move or change.

         SECTION 6.05. MAINTENANCE OF PROPERTIES. The Borrower will maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 6.06. CONDUCT OF BUSINESS. The Borrower will continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

         SECTION 6.07. COMPLIANCE WITH LAWS. The Borrower will comply in all respects with all applicable laws, rules, regulations and orders (including, without limitation, the Employee Retirement Income Security Act, as amended from time to time), such compliance to include, without limitation, paying, before the same become delinquent, all duly imposed taxes, assessments and governmental charges imposed upon it or upon its property.

         SECTION 6.08. MAINTENANCE OF INSURANCE. The Borrower will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

         SECTION 6.09. REPORTING REQUIREMENTS. The Borrower will furnish to the
Bank:

         (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available and, in any event, within 45 days after the end of each of the quarters of each fiscal year of the Borrower (i) unaudited consolidated financial statements consisting of a balance sheet of the Borrower, as of the end of such quarter and statements of operations, changes in net assets, and cash flows of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP, and (ii) a certificate detailing a calculation of each of the ratios and amounts referred to in the financial covenants of the Borrower set forth in Article 8 hereof. Such financial statements and certificate shall be certified to be accurate by the chief financial officer of the Borrower (subject to year-end adjustments);

         (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and, in any event, within 120 days after the end of each fiscal year of the Borrower audited consolidated financial statements consisting of a balance sheet of the Borrower as of the end of such fiscal year, statements of operations, changes in net assets, and cash flows of the Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP. The consolidated financial statements shall be accompanied by an opinion thereon acceptable to the Bank of an independent certified public accounting firm selected by the Borrower and acceptable to the Bank;

         (c) QUARTERLY BORROWING BASE COMPLIANCE CERTIFICATE. As soon as available and, in any event, within 45 days after the end of each of the quarters of each fiscal year of the Borrower, a Borrowing Base Application and Compliance Certificate as of the end of such quarter;

         (d) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with an audit of the financial statements of the Borrower made by such accountants;

         (e) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower, which, if determined adversely to the Borrower could have a material adverse effect on the financial condition, properties or operations of the Borrower;

         (f) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and, in any event, within 15 days after the occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

         (g) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all material registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

         (h) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Affiliate as the Bank may from time to time reasonably request;

         (i) OPINION ON ASSIGNMENTS. In the event that the Bank determines in good faith that it is necessary or advisable to obtain a legal opinion on the effectiveness or priority of any assignment or transfer of a deed of trust or mortgage securing any Eligible Third-Party Loan or the procedures necessary or advisable to assure the effectiveness or priority of an assignment or transfer of deeds of trust or mortgages in jurisdictions where the collateral for an Eligible Third-Party Loan is located, Borrower shall obtain such an opinion addressed to the Bank from counsel acceptable to Bank within 15 days of its receipt of a request to do so.

         SECTION 6.10. ENVIRONMENT. The Borrower will be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder.

         SECTION 6.11. INVESTMENT ADVISER. Allied Capital Advisers, Inc. will remain the investment adviser for Allied.


                                   ARTICLE 7
                               NEGATIVE COVENANTS

The Borrower agrees that, without first obtaining the prior written consent of the Bank:

         SECTION 7.01. LIENS. The Borrower will not create, incur, assume or permit to exist any Lien upon or with respect to any of its properties or assets, now owned or hereafter acquired, except: (a) Liens in favor of the Bank; (b) Liens which are incidental to the conduct of the business of the Borrower, are not incurred in connection with the obtaining of credit and do not materially impair the value or use of assets of the Borrower; (c) Liens on equipment in existence on the date of this Agreement and disclosed in writing to the Bank, and (d) Liens on promissory notes owned by Borrower which are pledged as collateral for loans or advance of funds to the Borrower by the pledge of such note contemporaneously with the loan by Borrower represented by such note.

         SECTION 7.02. INDEBTEDNESS. The Borrower will not create, incur, assume or permit to exist any Indebtedness except (a) the Obligations; (b) Indebtedness in existence on the date of this Agreement; (c) Indebtedness of the Borrower subordinated to the Obligations on terms satisfactory to the Bank;
(d) ordinary trade accounts payable; and (e) Indebtedness of Borrower not to exceed $40,000,000 secured by a pledge of a Promissory Note or other Lien which is permitted by Section 7.01 (d) of this Agreement.

         SECTION 7.03. MERGERS, ETC. The Borrower will not merge or consolidate with any Person and will not acquire or form any Subsidiary.

         SECTION 7.04. SALE AND LEASEBACK. The Borrower will not sell, transfer or otherwise dispose of any real or personal property to any Person and thereafter, in connection therewith, directly or indirectly, lease back the same or similar property.

         SECTION 7.05. SALE OF ASSETS. The Borrower will not sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets except: (a) for assets disposed of in the ordinary course of business and (b) the sale or other disposition of assets no longer used or useful in the conduct of its business; provided that nothing herein shall be construed as prohibiting the sale or other transfer of any promissory note held by Borrower which is not at the time of such sale included in the Collateral.

         SECTION 7.06. GUARANTIES, ETC. The Borrower will not assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, any liability arising out of any agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or to maintain or cause any Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for obligations of any Person, or permit any such guaranties or liabilities to exist, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         SECTION 7.07. ACQUISITIONS. The Borrower will not purchase or acquire
(a) all or substantially all of the assets of any Person, or (b) any capital stock of or ownership interest in any other Person.

         SECTION 7.08. TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate (provided that the investment advisory agreement between Allied and Allied Capital Advisers, Inc. shall not be deemed to violate this provision).


                                   ARTICLE 8
                              FINANCIAL COVENANTS


         So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement:

         SECTION 8.01. MAXIMUM LEVERAGE RATIOS. Borrower will cause Allied to maintain at all times a ratio of its Consolidated Total Liabilities to its Consolidated Shareholders' Equity of not greater than 1.75 to 1. Borrower will maintain at all times a ratio of its Total Liabilities to its Shareholders' Equity of not greater than 1 to 1.

         SECTION 8.02. CONSOLIDATED MINIMUM INTEREST COVERAGE RATIO. Borrower will cause Allied to maintain at all times a ratio of its Consolidated Adjusted EBITDA to its Consolidated Total Interest Expense of not less than 1.5 to 1 for the previous four quarters as of the end of each calendar quarter.

         SECTION 8.03. CONSOLIDATED PRO FORMA DEBT SERVICE RATIO. Borrower will cause Allied to maintain at all times a ratio of its Consolidated Adjusted EBITDA for the previous four quarters to its Consolidated Pro Forma Debt Service of not less than 1.25 to 1 as of the end of each calendar quarter.


                                   ARTICLE 9
                                    DEFAULT

         SECTION 9.01. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

         (a) Failure of the Borrower to pay any Obligation to the Bank, including, without limitation, the principal of or interest on the Note or any of the Loans, when the same shall become due and payable, whether at maturity, as a result of the Bank's demand for payment or otherwise, and such failure shall continue for a period of 5 days; or

         (b) If the Borrower refuses to permit the Bank to inspect, examine, verify or audit the Collateral in accordance with the provisions of this Agreement; or

         (c) Failure of the Borrower to perform or observe any covenant set forth in this Agreement (except any such failure resulting in the occurrence of another Event of Default described in this section), or to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement within 30 days after receipt of notice from the Bank specifying such failure; or

         (d) Discovery that any representation or warranty by the Borrower in this Agreement or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or in connection with any Loan under this Agreement was materially untrue in any material respect provided, however, the Bank shall take no action based on a default under this paragraph unless the Borrower shall have been provided a reasonable opportunity to render such misrepresentation or untruth immaterial; or

         (e) If, as a result of default, any other obligation of the Borrower or Allied on a consolidated basis for the payment of any debt in excess of $500,000 becomes or is declared to be due and payable prior to the expressed maturity thereof, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction; or

         (f) The Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or any substantial part of its property, or commences any proceeding relating to the Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

         (g) If, within 30 days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if, within 30 days after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, the appointment shall not have been vacated; or

         (h) Any judgment against the Borrower or Allied on a consolidated basis in excess of $250,000 or any attachment in excess of $250,000 against any property of the Borrower or Allied on a consolidated basis that remains unpaid, undischarged, unbonded or undismissed for a period of 30 days, unless and to the extent that the judgment or attachment is appealed in good faith in a court of higher jurisdiction and the appeal remains pending; or

         (i) The occurrence of an event of default (and the expiration of any applicable cure period) under any other Loan Document.

         SECTION 9.02. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, the following provisions shall be applicable:

         (a) The Bank may, at its option, terminate its obligation to make Loans under this Agreement and declare all Obligations, whether incurred prior to, contemporaneous with or subsequent to the date of this Agreement, and whether represented in writing or otherwise, immediately due and payable and may exercise all of it rights and remedies against the Borrower and any Collateral.

         (b) The Bank may foreclose its lien and security interest in the Collateral in any way permitted by law, and shall have, without limitation, the remedies of a secured party under the UCC. The Bank may enter the Borrower's premises without legal process but upon prior notice during business hours and without incurring liability to the Borrower and remove the Collateral to such place or places as the Bank may deem advisable, or the Bank may require the Borrower to assemble the collateral and make the Collateral available to the Bank at a convenient place and, with or without having the Collateral at the time or place of sale, the Bank may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, at any time or place, in one or more sales and upon such terms and conditions as the Bank may elect. The Bank shall give not less than 30 Business Days' prior written notice to the Borrower of the time and place of any public sale of the Collateral or the time after which the Collateral may be sold in a private sale, which the Borrower agrees constitutes commercially reasonable notice. At any such sale the Bank may be the purchaser, subject to the applicable provisions of the UCC.

         (c) Communicate with and notify any party obligated under an Eligible Third-Party Loan of Borrower's assignments hereunder, and note any such assignment on Borrower's records; and

         (d) Take over the exclusive right to collect the Collateral at the sole expense of the Borrower, without any obligation to preserve rights against prior parties. For any acts done or not done incident to such collection or liquidation, the Bank shall not be liable in any manner. The Bank shall have the right to settle, compromise, or adjust Collateral and the claims or rights of Borrower thereunder and accept return of the real estate involved, and in turn sell and dispose of all said real estate without notice to or approval of Borrower. The Bank may employ agents and attorneys to collect or liquidate any Collateral, and the Bank shall not be liable for such Collateral or defaults of any such agents and attorneys; and

         (e) Open any mail addressed to Borrower in connection with any Collateral or any Loan hereunder, and as attorney in fact for Borrower, sign the Borrower's name to any receipts, checks, notes, agreements, assignments or other instruments or letters, in order to collect, sell or liquidate the Collateral; and

         (f) The proceeds from any sale of the Collateral by the Bank shall first be applied to any costs and expenses in securing possession of the Collateral and to any expenses in connection with the sale. The net proceeds will be applied toward the payment of the Obligations. Application of the net proceeds as to particular Obligations or as to principal or interest shall be in the Bank's absolute discretion. Any deficiency will be paid to the Bank forthwith upon demand, and any surplus will be paid to the Borrower if the Borrower is not otherwise indebted to the Bank.

         (g) To the extent that the Obligations are now or hereafter secured by property other than the Collateral described herein or by the guarantee, endorsement or property of any other Person, the Bank shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of an Event of Default, and the Bank shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Bank shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Bank's rights hereunder.

         (h) The Bank is hereby authorized at any time or from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any deposit (general or special, time or demand, provisional or final) at any time held, including any certificate of deposit, and other indebtedness at any time owed by the Bank, whether or not any such deposit or indebtedness is then due, to or for the credit of account of the Borrower against any and all of the Obligations.

         (i) THE BORROWER, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION OF THE COLLATERAL, WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO ANY HEARING

THAT MAY BE HELD RELATING TO FORECLOSURE OR ANY OTHER SUCH ACTS, AND TO ANY NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY THE Bank PRIOR TO SUCH HEARING. THE BORROWER EXPRESSLY WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         (j) The Bank may itself perform or comply, or otherwise cause performance or compliance, with the obligations of the Borrower contained in this Agreement, including, without limitation, the obligations of the Borrower to defend and insure the Collateral. The reasonable expenses of the Bank incurred in connection with such performance or compliance shall be payable by the Borrower to the Bank on demand and shall constitute Obligations.


                                   ARTICLE 10
                                 MISCELLANEOUS


         SECTION 10.01. COLLECTION COSTS. The Borrower shall pay all of the reasonable costs and expenses incurred by the Bank in connection with the enforcement of this Agreement and the other Loan Documents, including, without limitation, reasonable attorneys' fees and expenses.

         SECTION 10.02. MODIFICATION AND WAIVER. Except for the other documents expressly referred to in this Agreement, this Agreement contains the entire agreement between the parties and supersedes all prior agreements between the Bank and the Borrower concerning the line of credit and the Loans hereunder.
No modification or waiver of any provision of the Note or this Agreement and no consent by the Bank to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by an officer of the Bank with a title of vice president or any higher office, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No failure or delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Bank contained in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

         SECTION 10.03. NOTICES. All notices, requests, demands or other communications provided for in this Agreement shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the Bank, at 808 17th Street, N.W., Washington, D.C. 20006 Attention: Commercial Lending, or to the Borrower at 1666 K Street, N.W., 9th Floor, Washington, D.C. 20006, Attention: Chief Financial Officer. Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (c) on the third business day after the day on which it is deposited in the United States mail. The Borrower or the Bank may change its address by notifying the other party of the new address in any manner permitted by this Section.

         SECTION 10.04. CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         SECTION 10.05. SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the making and renewal of the Loans hereunder.

         SECTION 10.06. FEES AND EXPENSES. Whether or not any Loans are made hereunder, the Borrower shall pay on demand all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation, execution, delivery, filing, recording and administration of any of the documents and instruments executed or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel to the Bank (including, the reasonable fees of salaried counsel employed by the Bank or its affiliates), and local counsel who may be retained by the Bank, with respect to such documents and any amendments thereof or of this Agreement and any amendment hereof and with respect to advising the Bank as to its rights and responsibilities hereunder or thereunder, provided, however, that the Bank shall use its reasonable efforts to notify the Borrower prior to incurring any costs or expenses chargeable to Borrower under this section, unless the Bank shall have determined in good faith, but at its sole and unfettered discretion, that a delay or such notice may impair or adversely impact the rights, remedies, claims or other interest of the Bank or the collectibility of the Loans.

         SECTION 10.07. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the defined meanings when used in certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context shall otherwise require.

         SECTION 10.08. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and bind the respective parties hereto and their successors and assigns; provided, however, that the Borrower may not assign its rights hereunder without the prior written consent of the Bank.

         SECTION 10.09. INTERPRETATION. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the District of Columbia, without reference to conflicts of law principles.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be signed by their duly authorized representatives all as of the day and year first above written.


ALLIED CAPITAL CREDIT CORPORATION     RIGGS BANK N.A.
a Maryland corporation                a national banking association

By:      /s/ Katherine C. Marien      BY:    /s/ David H. Olson
    -----------------------------            ----------------------------------
Name: Katherine C. Marien             Name:  David H. Olson
Title: President                             ----------------------------------
                                      Title: Vice President
                                             ----------------------------------

                                  EXHIBIT "A"

             BORROWING BASE APPLICATION AND COMPLIANCE CERTIFICATE


TO               Riggs Bank N.A.

FROM:    Allied Capital Credit Corporation ("Borrower")

DATE:                              , 199
         --------------------------     ---

RE:              Line of Credit, Security and Pledge Agreement



This is a (check one)

          (     )         Borrowing application delivered to you pursuant to
           -----          the above Agreement as a condition precedent to an
                          advance to Borrower under the Agreement

          (     )         Borrowing compliance certificate delivered to you
           -----          pursuant to the Agreement as a certification as of
                          the quarter ending _______________________________.

All capitalized terms used herein shall have the meaning as defined in the Agreement. All Third-Party Loans referred to below are Eligible Third-Party Loans.

1.        First Mortgage 504 Loans (non-construction)

          A.      Aggregate principal amount  $
                                               ----------------------
          B.      Advance rate                                  80%

          C.      Available Loan(s) against above  $
                                                    ----------------------

II.      Second Mortgage 504 Loans (non-construction)

          A.      Aggregate principal amount  $
                                               ----------------------
          B.      Advance Rate                          90%

          C.      Available Loan(s) against above  $
                                                    ----------------------

III.     Companion Loans (non-construction)

          A.     Aggregate principal amount                 $
                                                             ------------
          B.     Advance Rate                           80%

          C.     Available Loan(s) against above            $
                                                             ------------

III.     Construction Loans

          A.     Aggregate principal amount                 $
                                                             ------------
          B.     Advance Rate                           50%

          C.     Available Loan(s) against above            $
                 (not to exceed $7,500,000)                  ------------


IV.      Total Availability (sum of above)                  $
                                                             ------------
                 Total outstanding amount of Loans          $
                                                             ------------
                 Excess availability or (overdraw)          $
                                                             ------------
                 Loan advance request (use for
                 Loan application only)                     $
                                                             ------------

The undersigned hereby certifies that as of the date hereof, the representations and warranties contained in the Agreement or in any other Loan Document or otherwise made in writing in connection therewith or herewith are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing. If this instrument is a Loan application, the undersigned, further certifies that all conditions precedent to the advance being requested hereby have been satisfied.

                      Allied Capital Credit Corporation, a Maryland corporation

                      By:
                             --------------------------------------------
                      Name:
                             --------------------------------------------
                      Title:
                             --------------------------------------------